Exhibit 10.49

Fixed Assets Loan Contract (the “Contract”)

Serial Number: 2009 Shangrao Jinko Borrowing No. 3

Borrower	:	Jinko Solar Co., Ltd. (the “Borrower”)
Business License No.	:	361100520000106
Legal Representative	:	Li Xiande
Address	:	No. 1, Jingke Avenue, Shangrao Economic Development Zone
Post Code	:	334000

Financial Institution for Account Opening and Account Number	:	Bank of China, Shangrao Branch, 739153091438091001

Tel	:	0793-8461399
Fax	:	0793-8461152

Lender	:	Bank of China, Shangrao Branch (the “Lender”)
Principal	:	Wang Ping
Address	:	No. 43, Shengli Road, Shangrao City, Jiangxi Province
Post Code	:	334000
Tel	:	0793-8300659
Fax	:	0793-8300494

The Borrower and the Lender (together with the Borrower, the “Parties” and each, a “Party”) agree that the Lender issues a short-term loan (RMB) to the Borrower and hereby enter into this Contract through equal negotiation.

Article 1 Amount of the Loan

Amount of the loan:

(in words) RMB:

(In Arabic numbers) RMB : 70,000,000

Article 2 Term of the Loan

Term of the loan: 36 months from the actual withdrawal date; for installment withdrawal, 12 months from the first actual withdrawal date.

The Borrower shall strictly comply with the withdrawal date. If the actual withdrawal date is later than the date stipulated in this Contract, the Borrower shall repay the loan according to the date stipulated in this Contract.

Article 3 Purpose

The loan herein is intended for the following purposes: Medium-term circulating fund.

Without the Lender’s written consent, the Borrower shall not divert the loan proceeds, including but not limited to investing the loan proceeds in stock and other securities, in project forbidden or unauthorized by any laws, regulations, regulatory rules and policies, or in any other project that loan proceeds may not be invested.

Article 4 Interest Rate and Interest Calculating and Settlement

1.	Interest Rate

The loan interest rate shall adopts the interest rate in Item (2) below:

(1)	Fixed interest rate with an annual rate of - %. The rate is fixed during the term of this Contract.

(2)	Floating interest rate with a period of 12 months.

The rate shall be adjusted every 12 months from the actual withdrawal date (for installment withdrawal, from the first actual withdrawal date). The interest adjusting date shall be the corresponding day as the actual withdrawal date in the adjusting month; if there is no corresponding day in the adjusting month, then the last day of the adjusting month shall be deemed as the adjusting date.

A.	The first-term interest rate is the interest rate 10 % floating up/down (alternative) of the loan standard rate in three-year term issued on the actual withdrawal date by Bank of China.

B.	After one floating period expired, the interest rate of next floating period shall be the interest rate 10 % floating up/down (alternative) of the loan standard rate at the same level issued by Bank of China on adjusting date.

2.	Interest Calculation

The interest shall be calculated based on actual withdrawal amount and actual borrowing days from the actual withdrawal date.

Formula of interests calculation: interests = principal × actual borrowing days × daily interest rate.

A term of 360 days shall be deemed as the calculation base of daily interest rate, and the formula is: daily interest rate = annual interest rate/360.

3.	Interests Settlement

The Borrower shall settle the interests according to the Item (1) as follows:

(1)	Quarterly settlement: the 20th day in the last month of each quarter is the interests settlement date and the 21st day of that month is the interests payment date.

(2)	Monthly settlement: the 20th day of each month is the interests settlement date and the 21st day of that month is the interests payment date.

If the last principal repayment date is not on the interests payment date, the last principal repayment date shall be deemed as the interest payment date, and the Borrower shall pay all the interests payable.

4.	Penalty Interests

(1)	If the Borrower fails to repay the loan on due date, the overdue penalty interest rate shall apply to the overdue period until all the principal and interests are repaid.

(2)	If the Borrower diverts the loan proceeds, the divert penalty interest rate shall apply to the diverted part for the diverted period until all the principal and interests are repaid.

(3)	For loan overdue and diverted, the diverted penalty rate shall apply.

(4)	If the Borrower fails to pay the interests on time, the interests shall be settled according to Section 3 of Article 4.

(5)	If the loan interest rate is adjusted, the default interests and compound interests shall be calculated respectively in different interest rate for different periods as separated by the adjusting date.

(6)	Penalty Interest Rate

A. The overdue penalty interest rate is 150% of the interest rate stipulated in Section 1 of Article 4; the diverted default rate is 100% more than the interest rate stipulated in Section 1 of Article 4.

B. Upon expiration of the loan period, the penalty interest rate for overdue repayment on a fixed basis will be changed to that on a floating basis for a floating period of 12 months. The re-pricing date shall be the date of the re-pricing month corresponding to such re-pricing date; where such corresponding date is unavailable, the last day of such month shall be the re-pricing date.

The penalty interest rate for overdue repayment, within the first floating period, shall be the lending interest rate as stipulated in the Section 1 of Article 4 plus 50%; in the event of misappropriation of loans, the penalty interest rate shall be such lending rate plus 100%;

Upon expiration of a floating period, the base interest rate of the next floating period shall be the base interest rate applicable to similar lending tier published by the People’s Bank of China on re-pricing date less 10%; the penalty interest rate shall be such base rate of interest plus 50%; in the event of misappropriation, the penalty interest rate shall be such base interest rate plus 100%.

C. Upon expiration of loans, floating interest rate will float for the period and in the manner as stipulated in the Section 1 of Article 4; the penalty interest rate shall be such floating interest rate plus 50%; in the event of misappropriation, the penalty interest rate shall be such floating interest rate plus 100%.

Article 5 Withdrawal Conditions

Withdrawal conditions are as follows:

1.	This Contract and its attachment come into force;

2.	The Borrower reserves all the documents, bills, seals, personnel lists and signature samples regarding executing and performing the Contract, and completes all the relevant certifications;

3.	The Borrower opens an account necessary for performing this Contract required by the Lender;

4.	The Borrower delivers a written application for withdrawal and relevant certificates for usage of loan proceeds 5 banking days before withdrawal, and processes with relevant withdrawal procedures;

5.	The Borrower delivers to the Lender the resolutions and authorizations regarding executing and performing this Contract issued by the board of directors or other authorized departments;

6.	The capital fund pro rata with the proposed loan is fully in place and the progress of the project made is proportional to the invested amount;

7.	The Borrower provides security interest required by the Lender, and the contract regarding the security interest comes into force and all the legal authorization, registration and documentation procedures regarding the contract are completed;

8.	The amount of withdrawal application is within the Lender’s credit quota;

9.	Other withdrawal conditions stipulated by laws or agreed by the Parties.

Unless agreed otherwise, if the Borrower fails to meet the aforesaid withdrawal conditions, the Lender may reject the Borrower’s application.

Article 6 Withdrawal Time and Manner

1.	The Borrower shall withdraw by the time and manner according to the Item (4) as follows:

(1)	One-time withdrawal on - MM, - DD, - YYYY.

(2)	Withdrawal time: -

(3)	Installment withdrawal by the following time schedule:

Withdrawal time	Withdrawal amount
—	—
—	—
—	—

(4)	The Borrower shall make withdrawal requests in installments subject to project progress and such withdrawal may be made upon approval of the Lender, provided that the Borrower shall complete withdrawal of all advances not later than June 30, 2010.

2.	If the Borrower fails to withdraw within the aforesaid time, the Lender may reject the withdrawal application of the Borrower.

If the Lender agrees to grant the loan, the Lender has the right to collect the undertaking fees, 0.05% of the delayed part; if the Lender refuses to grant the loan, the Lender has the right to collect the undertaking fees, 0.05% of the non-granted part.

Article 7 Payment of Loans

1. Advance Account: The Borrower shall open an account with the Lender which serves as advance account; advancing and payment of loans must be made via such account.

Account Name: JINKO SOLAR CO., LTD.

Account No.: 739153091438073001

This account shall be a dedicated account that only serves as advancing and payment of Loans and may not used for any other payment purpose.

2. The Loans shall be advanced in the following manners:

Pursuant to the Provisional Measures for Lending for Fixed Assets by China Banking Regulatory Commission, where a single payment of a loan made by the Borrower under the Contract equals or exceeds 5% of total investment (i.e.: currency: RMB16,050,000, the same hereinafter) or RMB5,000,000 (foreign currencies will be converted at the rate published by the People’s Bank of China on withdrawal date), such payment shall be made by Lender’s payment on an authorized basis.

Lender’s payment on an authorized basis denotes a payment method by the Lender to the counterparty of the Borrower under a transaction conforming to the purposes as stipulated hereunder subject to the Borrower’s withdrawal request and payment authorization.

In case of Lender’s payment on an authorized basis, there must be express payment authorization presented in the Borrower’s drawdown request containing, inter alia, name of trading counterparty who receives payment, account number of such counterparty, and amount of payment, and the Borrower shall furnish to the Lender relevant trading materials such as borrowing purpose statement for approval, and upon the Lender’s approval, such loans will be paid to the Borrower’s trading counterparty through the Borrower’s account; in the event of the Lender’s failure to honor its obligation to pay under authorization resulting from untruthfulness, incorrectness, and incompleteness of payment authorization information and materials concerning such transaction furnished by the Borrower, the Lender shall not be liable for such failure whatsoever and the Borrower’s obligation to repay under the Contract shall not be affected. The Lender will transfer payments to the account of the Borrower’s trading counterparty against the Borrower’s drawdown request, payment authorization and voucher of payment requested by the Lender.

In the event that the Lender discovers that relevant trading materials such as borrowing purpose statement furnished by the Borrower is not conforming as stipulated herein or there is any other defect, the Lender is entitled to request the Borrower to supplement, replace, explain or re-furnish such materials, and the Lender may suspend advancing or paying of such loans until the Borrower has furnished relevant trading materials to the satisfaction of the Lender.

In the event that the bank of the trading counterparty returns such payments, resulting in the Lender’s failure to transfer such loans to the Borrower’s trading counterparty as directed by the Borrower in a timely manner, the Lender shall not be liable for such failure whatsoever and the Borrower’s obligation to repay under the Contract shall not be affected, and the Borrower hereby authorizes the Lender to freeze such funds returned by such bank; under such circumstances, the Borrower shall re-furnish such trading materials as payment authorization and borrowing purpose statement for approval, and upon the Lender’s approval, such loans will be paid to the Borrower’s trading counterparty through the Borrower’s account.

The Borrower may not breach the aforementioned provisions, and in particular, may not make a single payment on a tranche basis to avoid using Lender’s payment on an authorized basis.

Article 8 Repayment

1.	The Borrower shall repay the loan under this Contract according to Item 2 as follows, unless otherwise agreed by the Parties:

(1)	Repay the loan fully within the term herein.

(2)	Repay the loan according to the following plan:

As this loan is part of the RMB180 million loan arrangement applied on July 16, 2009, loan repayment shall be in installments according to the following repayment schedule:

Repayment time	Repayment Amount
July 2012	RMB70,000,000

(3)	Other repayment plan:

If the Borrower need to change the aforesaid repayment schedule, the Borrower shall deliver a written application to the Lender 30 banking days in advance of the due date, and the changed repayment schedule is effective upon written confirmation by the Parties.

2.	Unless otherwise agreed by the Parties, if both the principal and the interests are overdue, the Lender is entitled to decide on the sequences for repaying the principal or the interests; under the condition of installment repayment, if several mature installments and overdue installments exist under this Contract, the Lender is entitled to decide the sequences for repaying any installment; if several outstanding loan contracts exist between the Parties, the Lender is entitled to decide the sequences for repaying any contract.

3.	Except as otherwise agreed by both Parties, the Borrower can prepay with written notice to the Lender at least 10 banking days in advance. The prepaid amount shall be used to repay the last mature loan in reverse order.

The Lender is entitled to charge compensation 0.05% of the prepaid loan.

4.	The Borrower shall repay the loan according to the Item (2) as follows:

(1)	The Borrower shall deposit a fund sufficient for repayment to the following repayment provision account not later than banking day(s) before maturity, and the Lender is entitled to debit such fund on maturity of each loan.

Account No of repayment provision: -.

The cash flow from returns on investments of fixed assets under the Contract in proportional to said account is: -.

The average reserve for said account is: -.

(2)	The Borrower shall deposit sufficient amount in the repayment account at least 3 banking days of the due date. The Lender is entitled to deduct the repayment amount from the account

Name of repayment account	: Jinko Solar Co., Ltd.
Account No.	: 739153091438091001

(3)	Other manners for repayment agreed by the Parties: -

Article 9 Security Interest

1.	The security interest under this Contract is:

(1) Jinko Solar Co., Ltd. provides 2009 Shangrao Jinko Mortgage No. 2

(2) Li Xiande, provide personal unlimited liability guarantee, and execute relevant maximum guarantee contract (Serial Number: 2009 No. 1).

(3) Chen Kangping provide personal unlimited liability guarantee, and execute relevant maximum guarantee contract (Serial Number: 2009 No. 2)

(4) Li Xianhua provide personal unlimited liability guarantee, and execute relevant maximum guarantee contract (Serial Number: 2009 No. 3)

2.	If any event occurs to the Borrower or guarantor, and cause the Lender believe that it may affect the performing capability of Borrower or the guarantor; or the guarantee contracts are deemed as invalid, withdrawn or released; or the performing capability of the Borrower or guarantor may be affected due to the deterioration in their financial situation, the Borrower and the guarantor are involved in substantial lawsuit or arbitration and other reasons; or the guarantor breaches the guarantee contracts or other contracts with the Lender; or the collateral value decreases or lost due to the devaluation, damage, lost or closed down of the collateral; the Lender may require, and the Borrower shall provide new guarantee or change the guarantor under this Contract.

Article 10 Insurance (This is an optional clause. 2 of the following is selected: (1) Applicable; (2) Not Applicable)

The Borrower shall obtain insurance acceptable by the Lender from the insurer, against the risks of damages to or losses of the equipment as well as the risks during the period of project construction, goods transportation or project operation in relation to the project or trade under this Contract, in the amount not less than the principal of the loan, while in compliance with the requirement of the Lender.

The Borrower shall submit the original policy to the Lender within 1 day after this Contract takes effect. The Borrower may not discontinue the insurance for any reason before the principal of the loan, the interests and related fees and expenses under this Contact have been repaid in full. If the Borrower discontinues the insurance, the Lender shall have the right to continue the insurance or to take out insurance on behalf of the Borrower at the expenses of the Borrower. The Borrower shall indemnify the Lender from any losses arising out of the discontinuance of the insurance.

The Borrower shall notify the Lender in writing within three (3) days from the date it knows or ought to know the occurrence of the insured event and claim against the insurer in accordance with the provisions of the policy. If the Borrower fails to notify the Borrower or make claims on a timely basis or to perform the obligations under the policy, it shall indemnify the Lender for any losses incurred therefrom.

Unless otherwise agreed, the insurance proceeds shall be first used to repay the principal and interests of the loan and other fees and expenses payable.

Article 11 Representations and Undertakings

1.	The Borrower hereby represents that:

(1)	The Borrower is a legal entity incorporated and existing under the administration for industry and commerce or other competent authorities and has full capacity of civil rights to execute ad honor the Contract; where the Borrower is a legal entity of newly established project, its controlling shareholder is in good standing without history of material misconduct; where the State sets out investment entity qualification and trading capacity that is required of the proposed investment project, such requirements are satisfied;

(2)	The Borrower executes and performs this Contract out of true intension, obtains all legal and effective authorizations required by the Borrower’s articles of association and bylaws, and is not in violation of any binding agreements, contracts, or other legal documents. The Borrower has obtained or will obtain all the required approval, consent, documentation or registration for executing and performing this Contract;

(3)	The Borrower is in good faith and all the documents, financial statements, certifications and other information provided by the Borrower to the Lender under this Contract are true, complete, accurate and effective;

(4)	The transaction background that the Borrower represents to the Lender is real and legal, not for any illegal purposes such as money laundering;

(5)	The Borrower has a good credit status, does not have material bad credit record, and does not conceal any fact that may affect the Borrower’s and the guarantor’s financial condition or performance capability;

(6)	The lending and borrowing comply with the State’s laws, regulations, rules and policies concerning industries, land and environment protection, have went through such legal formalities as administration, approval, and filing of investments; and comply with the State’s investment capital rules.

(7)	Other items represented by the Borrower: -

2.	The Borrower hereby undertakes that:

(1)	The Borrower shall deliver the financial statement (including but not limited to annual, quarterly and monthly report) and other relevant documents to the Lender regularly and timely in accordance with the requirement of the Lender; the Borrower shall ensure that it shall continuously meet the following requirements of financial indicators: -;

(2)	The Borrower withdraw, repay and use the proceeds of the loan as stipulated herein;

(3)	If the Borrower has executed or will execute with the guarantor of this Contract a counter-guarantee agreement or similar agreement regarding its guarantee obligation under this Contract, this counter-guarantee agreement or similar agreement will not compromise any Lender’s right under this Contract;

(4)	The Borrower shall accept the credit inspection and supervision from the Lender, and provide sufficient assistance and cooperation; from the effective date of this Contract and prior to discharge of the principal and interests and related expenses hereunder, the Borrower agrees and authorizes the Lender to monitor the account opened at the Lender, examine and analyze the construction and operation of the project, and make dynamic monitoring on the income cash flow and overall fund flow from the project; the Borrower shall accept and cooperate with the examination and supervision made by the Lender on the usage of the loaned funds including the purpose of loan by account analysis, proof inspection and field investigation, summarize and report the disbursement and usage of loaned funds in a periodic manner as required by the Lender on the first working day of each month;

(5)	The Borrower’s merger, division, increase of capital, equity transfer, external investment, substantial increase of debt financing, transfer of material assets and claims and other events which may have adverse effect on the solvency of the Borrower shall be subject to the written consent of the Lender. The Borrower shall notify the Lender in a timely manner in any of the following cases:

A.	change of the articles of association, business scope, registered capital, legal representative of the Borrower or the guarantor;

B.	change of management mode such as joint management in any form, joint venture, cooperation with foreign enterprises, contracting management, reorganization, reform, planned listing;

C.	involved in material litigation or arbitration cases, attachment, detention or supervision of properties or collateral, or establishment of new material liabilities on the collateral;

D.	winding up, dissolution, liquidation, stopping business for rectification, cancellation, revocation of business license, (applied for) applying for bankruptcy;

E.	shareholders, directors and existing senior managers suspected of being involved in material cases or economic disputes;

F.	events of default by the Borrower under other contracts;

G.	difficulty in business operation and deterioration of financial position;

(6)	Discharge of the debts owed by the Borrower to the Lender shall have priority to the loan from the shareholders of the Borrower to the Borrower, and bear comparison with the debs of the same kind owed by the Borrower to other creditors.

In addition, from the effective date of this Contract and prior to discharge of the principal and interests and related expenses hereunder, the Borrower shall not return the loan from its shareholders;

(7)	Where the after-tax net profits for the corresponding fiscal year are zero or negative, or insufficient to cover the accumulative losses for the previous fiscal years, or pre-tax profits are not used to discharge the principal, interests and expenses due from the Borrower during such fiscal year or are insufficient to discharge the principal, interests and expenses for the following period, the Borrower shall not distribute dividends and bonus to shareholders in any form;

(8)	The Borrower shall dispose the assets in a manner that will not reduce its repayment capability. The Borrower undertakes that the total amount of the Borrower’s external guarantee is equal or less than 50% of its net asset, and the total amount of external guarantee as well as the amount of each guarantee may not surpass the restrictions in articles of association;

(9)	Unless otherwise for purpose as specified herein or agreed by the Lender, the Borrower shall not transfer the loaned funds hereunder to the self-name account and related party account. The Borrower shall provide appropriate evidentiary materials with respect to transfer to the Borrower’s self-name account or related party account.

(10)	In respect of the loan hereunder, the loan conditions such as guarantee conditions, loan rate pricing, discharge sequence provided by the Borrower for the Lender shall be no less than the current or future conditions provided for any other financial institution.

(11)	Other items undertaken by the Borrower: -

Article 12 Disclosure of the Affiliated-Party Transaction within the Borrower’s Group

The Borrower is not identified by the creditor as the group client in accordance with the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients.

Article 13 Breach and Settlement

The Borrower shall be deemed as breach of the Contract under any of the following circumstance:

1.	The Borrower fails to repay the loan according to the stipulations of the Contract;

2.	The Borrower fails to use the loan proceeds in a way stipulated by this Contract; or the Borrower violates this Contract and avoids entrusted payment of the lender in the form of breaking up the whole into parts;

3.	The Borrower provides an untrue representation or violates the undertaking in this Contract;

4.	If any circumstance under Item 5 of Section 2 of Article 11 arises, and the Lender believes that may affect the financial condition and performing capability of the Borrower or guarantor, but the Borrower refuses to provide new guarantee or change a guarantor according to this Contract;

5.	The Borrower violates other stipulations under other contract between the Borrower and the Lender, or the Borrower and other institutions of Bank of China;

6.	The guarantor violates the stipulations of the guarantee contract, or any default events arise under other contract between the guarantor and other institutions of Bank of China;

7.	The Borrower closes down or is dissolved, withdraw or bankrupted.

8.	Where the Borrower involves in or possibly involves in material economic disputes, litigation, arbitration, or the capital thereof is sealed up, seized or enforced for execution, or the administrative organs such as judicial organs or taxation, and industrial and commercial institutions file for investigation or adopt punishment measures on the Borrower according to law which has influenced or may influenced the performance of the liabilities under this Contract;

9.	Where the main individual investors and key managerial personnel of the Borrower are changed abnormally, disappeared or investigated or the personal freedom thereof is limited by judicial organs according to law which has influenced or may influence the performance of the liabilities under this Contract;

10.	Where the fund of projects is not in position in line with plan or proportion, or is not supplemented in the time limit prescribed by the Lender;

11.	Where the progress of the project is behind the progress of fund use;

12.	Where the progress of the project construction falls behind seriously or the fees of project construction exceeds the budget proportion authorized by the Lender or the circumstances and conditions of project construction and operation changes materially

13.	Where the quality of the project construction does not conform to the standard of the State or industries;

14.	Where the credit circumstances of the Borrower lowers or finance indexes such as profitability, debt-paying ability, operating capacity and cash flow seriously deteriorate and break through the index binding or other finance agreement of this Contract;

15.	Where the Borrower violates other stipulations concerning rights and obligations of parties of this Contract;

When the aforesaid breach arise, the Lender may take any or all measures as follows:

1.	Require the Borrower and guarantor to rectify the breach within time limit;

2.	Decrease, suspend or terminate all or part of the credit lines of the Borrower;

3.	Suspend or terminate all or part of the business application (such as withdrawing) of the Borrower under this Contract or other contracts between the Borrower and the Lender; partly or totally suspend or terminate to grant and transact the unissued loan and trade financing;

4.	Declare that all or part of the unpaid loan/principal and interests of trade financing as well as other account payable of the Borrower under this Contract and other contracts between the Borrower and the Lender shall become due immediately;

5.	Where the Borrower coordinates to supplement loan granting and paying condition with the Lender, or the Lender has the right to change loan granting and paying condition in accordance with the credit circumstances such as lowering the minimum amount of entrusted payment of the Borrower, or the Lender has the right to demand to transfer the loan fund back;

6.	Terminate or withdraw this Contract, partly or totally terminate or withdraw other contracts between the Borrower and the Lender;

7.	Require the Borrower to compensate the Lender for the Lender’s loss caused by the Borrower’s breach;

8.	Deduct from the Borrower’s account which is opened in the Lender or other institutions of Bank of China with notice before or after the deduction, so as to discharge all or part of the loan under this Contract. The undue deposit in the account shall be deemed to become due in advance. Any currency in the account differing from the quote currency of Lender shall be converted on the applicable quoted exchange rate when deducting;

9.	Realize the mortgage or the pledge interest; realize the personal guarantee interest;

10.	Other measures deemed necessary by the Lender.

Article 14 Reservation of right

Any failure to perform all or part of his right under this Contract, or require the other Party to perform or assume all or part of the obligation and responsibilities shall not be deemed as a waiver of the right or release of the obligation and responsibilities.

Any tolerance, grace or postponement for performing the rights under this Contract of one Party shall not affect his rights stipulated by this Contract, laws and regulations, and shall not be deemed as a waiver of this right.

Article 15 Alteration, amendment and termination

This Contract can be altered and amended in written form through negotiation of the Parties, and any alternation and amendment shall be deemed as an integral part of this Contract.

This Contract may not be terminated until all the rights and obligations are fully preformed, unless otherwise stipulated in laws and regulations or agreed by the both Parties.

Any invalid terms in this Contract shall not affect the legal validity of other terms, unless otherwise specified in laws and regulations or agreed by Parties.

Article 16 Governing law and dispute settlement

Any dispute and controversy arising out of execution, performance of or in connection with this Contract may be resolved through negotiation. In case the negotiation does not reach a resolution, any Party can resolve the dispute and controversy in accordance with Item 3 of the following:

1.	Submit the dispute to - arbitration committee for arbitration;

2.	Bring a lawsuit before the people’s court where the Lender or other institutions of Bank of China performing rights and obligations under this Contract and single contract domicile;

3.	Bring a lawsuit before the people’s court that have jurisdiction over the lawsuit.

In the course of dispute settlement, the Parties shall continue to perform other terms of this Contract that are not affected by the dispute.

Article 17 Fees

Unless otherwise provided in laws or agreed by both Parties, the Borrower shall be responsible for all the expenses (including but not limited to attorney fees) arising from execution and performing of this Contract or resolving the dispute under this Contract.

Article 18 Annex

The following annexes and other annexes agreed by both Parties are integral parts of this Contract, and have the same legal force with this Contract.

1.	Withdraw Application

2.	Loan receipt

Article 19 Miscellaneous

1.	The Borrower shall not transfer any rights and obligations under this Contract to the third party without written consent of the Lender.

2.	If the Lender entrust other institutions of Bank of China to perform the rights and obligations or have other institutions of Bank of China to undertake and manage the loan business under this Contract for business need, the Borrower shall agree with the entrustment or undertaking. Other institutions of Bank of China that are authorized by the Lender or that undertake and manage the loan business are entitled to all the rights under this Contract and may submit any dispute under this Contract to the arbitration committee.

3.	This Contract is legally binding on both Parties and their successors and assignees without prejudice to other provisions of this Contract.

4.	Unless otherwise agreed by the Parties, the addresses provided in this Contract of both Parties shall be deemed as the contact address. If there is an alternation of the address of one Party, that Party shall notify the other Party in writing immediately.

5.	All the transactions under this Contract are carried out for each Party’s independent benefit. If any Party of the transactions besides the Lender become a related party of the Lend according to relevant laws, regulations and regulatory requirements, no Party may seek to affect the fairness of the transactions out of this related-party relationship.

6.	The title and business name in this Contract is used only for convenient reference, which shall not be used to interpret the terms or the rights and obligations of both Parties.

7.	The Lender has the right to offer relevant information of this Contract and relevant information of Borrower to according to the credit reference system of the People’s Bank of China and other credit information database established according to law for reference and use by the institutions or individuals with proper qualification according to the provisions of the laws and regulations as well as supervision and administration, and the Lender also has the right to refer relevant information of the Borrower through credit reference system of the People’s Bank of China and other credit information database established according to law for the purpose of the conclusion and performance of this Contract;

8.	If the withdrawal day or repayment date is scheduled on a public holiday, it shall be postpone to the next day after the public holiday.

Article 20 Effectiveness of the Contract

This Contract shall come into force from the date of signing and sealing by legal representatives (principals) or authorized signatories of the Parties.

This Contract is in sextuplicate. Each Party holds one copy. Each copy has the same legal force.

Borrower: Jinko Solar Co., Ltd.		Lender: Bank of China, Shangrao Branch

Authorized Signature:	/s/ Fawan Wang	Authorized Signature:	/s/ Xianfeng Feng

Date: December 24, 2009		Date: December 24, 2009